UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Other Events. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On February 6, 2024, Freeport-McMoRan Inc. (FCX) announced that Kathleen L. Quirk, FCX’s President, will assume the additional role of Chief Executive Officer (CEO) effective as of FCX’s 2024 annual meeting of stockholders on June 11, 2024 (such annual meeting date being the Transition Date), succeeding Richard C. Adkerson in this role. As of the Transition Date, Mr. Adkerson will continue serving on FCX’s Board of Directors (Board) as Chairman of the Board and will continue to serve as an executive officer of FCX.

Ms. Quirk (age 60) has served as FCX’s President since February 2021 and as a director of the Board since February 2023. Ms. Quirk previously served as Chief Financial Officer from December 2003 to March 2022, Executive Vice President from March 2007 to February 2021, Senior Vice President from December 2003 to March 2007, and Treasurer from February 2000 to August 2018. Ms. Quirk also serves on the Board of Directors of Vulcan Materials Company.

Ms. Quirk’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Quirk and any director, executive officer or other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions in which Ms. Quirk has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On February 6, 2024, the Compensation Committee of the Board approved future adjustments to the compensation of Mr. Adkerson and Ms. Quirk in connection with the leadership transition described above. As of the Transition Date, Mr. Adkerson’s annual base salary will be decreased to $1.2 million and Ms. Quirk’s annual base salary will be increased to $1.4 million. Mr. Adkerson and Ms. Quirk will also continue to participate in FCX’s annual incentive program (AIP) subject to the following changes: with respect to the 2024 AIP, Mr. Adkerson’s target award will be decreased from 175% to 100% of base salary and Ms. Quirk’s target award will remain 150% of base salary, with such target percentages applied to the executives’ new base salaries as of the Transition Date through the remainder of the year and with the actual payouts based on FCX’s performance relative to pre-established goals. Mr. Adkerson and Ms. Quirk will also continue to participate in the long-term incentive program and Ms. Quirk will receive a long term incentive award with a target value of $1.825 million on the Transition Date to reflect an increase in her target long-term incentive value as CEO. Approximately 70% of their targeted compensation is expected to be performance-based.

FCX’s executive compensation program is more fully described in FCX’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2023, under the heading “Executive Officer Compensation”.

FCX issued a press release dated February 6, 2024, announcing the leadership transition described above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated February 6, 2024, titled “Freeport-McMoRan Announces Leadership Transition.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Douglas N. Currault II
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Douglas N. Currault II
Senior Vice President and General Counsel
(authorized signatory)

Date: February 9, 2024